James L. Ahlstrom (8704)
jahlstrom@parrbrown.com
Kara M. Houck (8815)
khouck@parrbrown.com
PARR BROWN GEE & LOVELESS, P.C.
101 South 200 East, Suite 700
Salt Lake City, Utah 84111

Jonathan K. Hansen (12349)
jhansen@hbaalaw.com
Brian R. Innes (11677)
binnes@hbaalaw.com
HANSEN BLACK ANDERSON ASHCRAFT PLLC
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043

Attorneys for Plaintiff Tonaquint, Inc.

IN THE UNITED STATES DISTRICT COURT

DISTRICT OF UTAH, CENTRAL DIVISION

TONAQUINT, INC., a Utah corporation, Plaintiff, v. CYCLONE POWER TECHNOLOGIES, INC., a Delaware corporation, Defendant.	**DEFAULT JUDGMENT** Case No. 2:15-cv-00536-BSJ

In this action, Defendant Cyclone Power Technologies, Inc. ("Defendant") has failed to respond or otherwise defend against the claims brought by Plaintiff Tonaquint, Inc. ("Plaintiff") in the Complaint, and the time for it to so respond or defend now has expired. Plaintiff has filed its Motion for Entry of Default Judgment (the "Motion"), including the Declaration of John Fife.

A hearing then was held concerning the Motion on June 27, 2016 at 1:30 p.m. (the "Hearing"). Following the Hearing, counsel for Plaintiff submitted the Second Declaration of John Fife, a Supplemental Memorandum in Support of Motion for Default Judgment, and the Declaration of James Ahlstrom as to attorney fees and court costs. Having considered the Motion and all other filings referred to above, in consideration of all other pleadings and papers on file with the Court, and good cause appearing, the Court hereby ORDERS, ADJUDGES, and DECREES as follows:

1. Plaintiff's Motion shall be, and the same hereby is, GRANTED.

2. Judgment is hereby entered against Defendant in the total amount of $171,299.56 for amounts owed through and including July 5, 2016. This includes $129,235.18 in principal (which amount includes a capped amount of $91,345.63 in failure to deliver fees under the Purchase Agreement between the parties) and $42,064.38 in interest.

3. The judgment amount constitutes amounts due pursuant to the Securities Purchase Agreement, dated May 31, 2013, entered into between Defendant and Plaintiff (the "Purchase Agreement"), and the Warrant Settlement Agreement, dated July 18, 2014, entered into between Plaintiff and Defendant (the "Warrant Settlement Agreement), along with other ancillary documents.

4. In addition to the $171,299.56 awarded above, attorney fees and other legal costs are awarded pursuant to the Purchase Agreement and the Warrant Settlement Agreement, in the total amount of $26,128.18 ($25,638.58 in fees and $489.60 in costs), the amount of which has been verified with an appropriate attorney fee affidavit.

5. Post-judgment interest is awarded on all amounts of this award at the rate of 22% per annum, as set forth in the Note.

2:15cv536-BSJ

DATED this 12th day of July, 2016.

BY THE COURT

Bruce S. Jenkins
U.S. District Court Judge

CERTIFICATE OF SERVICE

I hereby certify that on May 17th, 2016, the foregoing **DEFAULT JUDGMENT** was filed with the Clerk of the Court using the CM/ECF system. A copy was also mailed to the following:

Frankie Fruge
President/Director
CYCLONE POWER TECHNOLOGIES, INC.
601 NE 26th Court
Pompano Beach, FL 33064

/s/ James L. Ahlstrom